Exhibit 1.1

MeadWestvaco Corporation

$250,000,000

7.375% Notes due 2019

UNDERWRITING AGREEMENT

August 17, 2009

Banc of America Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
UBS Securities LLC

Underwriting Agreement

August 17, 2009

BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
     As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

     Introductory. MeadWestvaco Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $250,000,000 aggregate principal amount of the Company’s 7.375% Notes due 2019 (the “Notes”). Banc of America Securities LLC (“BAS”), Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

     The Notes will be issued pursuant to an indenture, dated as of April 2, 2002 (the “Base Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to resolutions of the Board of Directors of the Company (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-161383), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this

Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 3:15 p.m. on August 17, 2009 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Underwriter as of the date hereof, as of the Initial Sale Time and, assuming that the closing occurs, as of the Closing Date (in each case, a “Representation Date”), as follows:

     a)     Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

     At the respective times the Registration Statement and any post-effective amendments thereto (including the filing by the Company with the Commission of any Annual Report on Form 10-K after the original effective date of the Registration Statement) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date (assuming the closing occurs), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

     Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     b)     Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated August 17, 2009, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

     c)     Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date (assuming the closing occurs), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     d)     Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

     e)     Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

     f)     Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

     g)     Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes (or the termination of this Agreement in accordance with its terms), any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto, the Registration Statement, or any press release relating to the Notes permitted by Rule 134 under the Securities Act.

     h)     The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     i)     Authorization of the Indenture. The Indenture has been duly authorized and executed by the Company, has been duly qualified under the Trust Indenture Act and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights.

     j)     Authorization of the Notes. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and will be entitled to the benefits provided by the Indenture. The Notes will be substantially in the form heretofore delivered to you.

     k)     Description of the Notes and the Indenture. The Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus, and the Notes, when and if they are delivered and paid for pursuant to this Agreement at the Closing Date and have been duly executed and authenticated, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

     l)     No Material Adverse Change. Since the date of the latest audited financial statements incorporated by reference into the Disclosure Package and the Prospectus, except as otherwise stated in the Disclosure Package and the Prospectus or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change a “Material Adverse Change”) and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

     m)     Independent Accountants. The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the Securities Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

     n)     Preparation of the Financial Statements. The financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, during the periods involved.

     o)     Incorporation and Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, be in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

     p)     Non-Contravention of Existing Instruments. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement, the Indenture, and the Notes, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, the certificate of incorporation or by-laws of the Company or any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any of its subsidiaries is a party or by which it may be bound, or any law, administrative regulation or court decree;

     q)     No Further Authorizations or Approvals Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale by the Company of the Notes hereunder or the consummation by the Company of the transactions contemplated by this Agreement to be performed by it or for the performance of the Indenture by the Company, except such as have been already obtained or as may be required under the Securities Act, the Trust Indenture Act, the Exchange Act or state securities laws.

     r)     No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

     s)     No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

     t)     No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     u)     Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     v)     Company’s Accounting System. The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

     w)     Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     x)     No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     y)     Disclosure Controls and Procedures. The Company and its subsidiaries maintain disclosure controls and procedures, as such term is defined in Rule 13a-15(e) under the Exchange Act, and such disclosure controls and procedures are effective.

     z)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     SECTION 2. Purchase, Sale and Delivery of the Notes.

     a)     The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 98.218% of the principal amount of the Notes, payable on the Closing Date.

     b)     The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on August 24, 2009, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

     c)     Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

     d)     Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

     It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     e)     Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     SECTION 3. Covenants of the Company.

     The Company covenants and agrees with each Underwriter as follows:

     a)     Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     b)     Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     c)     Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     d)     Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many electronic copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     e)     Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsels, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition of which it is aware and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. For the avoidance of doubt, the obligation of the Company under this Section 3(e) to prepare and file an amendment to the Registration Statement or an amendment or supplement to the Disclosure Package or the Prospectus that arises from an opinion of counsel to the Underwriters shall be subject to the Representatives advising the Company of the opinion.

     f)     Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

     g)     Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

     h)     Depositary. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

     i)     Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and, if applicable, the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

     j)     Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company with a maturity of more than one year, including additional Notes.

     k)     Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

     l)     Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The

Company consents to the use by any Underwriter of any Issuer Free Writing Prospectus included in Annex I to this Agreement and a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

     m)     Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

     n)     Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

     o)     Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

     p)     Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

     q)     No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

     SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     a)     Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     b)     Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

     c)     Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

     d)     No Objection. If the Registration Statement and/or the offering of the Notes has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     e)     No Material Misstatement or Omission. There shall not have come to your attention any facts that would reasonably cause you to believe that the Disclosure Package, at the time it was delivered to a purchaser of the Notes, or that the Prospectus during the Prospectus Delivery Period, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     f)     No Material Adverse Change. (i) There shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package and other than as contemplated therein, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there shall not have been subsequent to the date of this Agreement any transactions entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business or transactions referred to in the Disclosure Package or transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise; (iii)

since the date of this Agreement neither the Company nor any of its subsidiaries shall have sustained a loss of, or damage to, its properties (whether or not insured) which would materially adversely affect the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise; (iv) except as otherwise stated in the Disclosure Package, no action, suit or proceeding, at law or in equity, shall be pending or to the knowledge of any of the Chairman and Chief Executive Officer, President, an Executive Vice President, or a Senior Vice President (each a “Senior Officer”) of the Company, threatened in writing against or affecting the Company or any of its subsidiaries, and no proceedings shall be pending or to the knowledge of any Senior Officer of the Company threatened in writing against the Company or any of its subsidiaries before or by any governmental commission, board or other administrative agency, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

     g)     Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of:

     (i)     Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated as of the Closing Date, the form of which is attached as Exhibit A-1; and

     (ii)     Wendell L. Willkie II, General Counsel of the Company, dated as of the Closing Date, the form of which is attached as Exhibit A-2.

     h)     Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

     i)     Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

     (i)     the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

     (ii)     the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

     (iii)     the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

     (iv)     the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     j)     No Ratings Downgrade. Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     k)     Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

     SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10 or 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

     SECTION 8. Indemnification.

     a)     Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and directors and each person if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act as follows:

     (i)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto);

     (ii)     against any and all loss, liability, claim, damage and expense whatsoever contemplated by this Section, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever which, in any such case, is based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

     (iii)     against any and all expense whatsoever, as incurred (other than any fees and expenses of counsel that are not the responsibility of the indemnifying party under subsection (c) of this Section 8) incurred in investigating, preparing to defend or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     b)     Indemnification of the Company, its Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the first paragraph under the caption “Underwriting-Commissions and Discounts” and the first and second paragraphs under the caption “Underwriting-Short Positions” in the Preliminary Prospectus and the Prospectus.

     c)     Notifications and Other Indemnification Procedures. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of more than one counsel for all indemnified parties in connection with such action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; in such cases the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel.

     d)     Settlements. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     SECTION 11. Termination of this Agreement. This Agreement may be terminated by the Representatives, immediately upon notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if there has been an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (ii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package or the Prospectus; (iii) if trading in the Common Stock of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on either the NASDAQ National Market or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities or a material disruption of commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the time this Agreement was entered into shall have been lowered since that time or if any such rating agency shall have publicly announced that it has under surveillance or review its rating of any of the debt securities or preferred stock of the Company. In the event of any such termination, the provisions of Section 4, Section 6, the indemnity agreement set forth in Section 8, the contribution provisions set forth in Section 9, and the provisions of Sections 13 and 17 shall remain in effect.

     SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

     SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

     SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Representatives:

Banc of America Securities LLC
One Bryant Park
New York, New York 10036
Telephone: 646-855-0724
Facsimile: 212-901-7881
Attention: High Grade Transaction Management/Legal

and

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Facsimile: 646-834-8133
Attention: Syndicate Registration

and

Citigroup Global Market Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: 212-816-7912
Attention: General Counsel

and

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Facsimile: 203-719-0495
Attention: Fixed Income Syndicate

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Facsimile: 212-450-3000
Attention: Alan Dean

     If to the Company:

MeadWestvaco Corporation
1011 Boulder Springs Drive
Richmond, Virginia 23225
Facsimile: 212-318-5055
Attention: Robert E. Birkenholz

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile: 212-403-1000
Attention: Elliott Stein

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

     SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

     SECTION 18. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MeadWestvaco Corporation

By:	/s/ Mark Rajkowski
	Name:	Mark Rajkowski
	Title:	Chief Financial Officer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

Banc of America Securities LLC

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

UBS Securities LLC

By:	/s/ Christopher Forshner
	Name:	Christopher Forshner
	Title:	Managing Director

By:	/s/ Christopher Fernando
	Name:	Christopher Fernando
	Title:	Associate Director
Debt Capital Markets

SCHEDULE A

Aggregate
Principal
Amount of
Notes to be
Underwriters	Purchased
Banc of America Securities LLC.........................................................................................................	$62,500,000
Barclays Capital Inc............................................................................................................................	62,500,000
Citigroup Global Markets Inc .............................................................................................................	31,250,000
UBS Securities LLC...........................................................................................................................	31,250,000
Mitsubishi UFJ Securities (USA), Inc..................................................................................................	15,000,000
Wells Fargo Securities, LLC...............................................................................................................	15,000,000
Goldman, Sachs & Co........................................................................................................................	12,500,000
BNY Mellon Capital Markets, LLC....................................................................................................	7,500,000
RBS Securities Inc..............................................................................................................................	7,500,000
SunTrust Robinson Humphrey, Inc......................................................................................................	5,000,000
Total.........................................................................................................................................	$250,000,000

Sch-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated August 17, 2009

Annex-1

EXHIBIT A-1

[Form of Opinion of Wachtell, Lipton, Rosen & Katz]

(i)     This Agreement has been authorized, executed and delivered by the Company.

(ii)     The Indenture constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights.

(iii)     The Notes are in a form contemplated by the Indenture, have been authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights and will be entitled to the benefits of the Indenture.

(iv)    The Indenture and the Notes conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes.”

(v)     The Indenture is qualified under the Trust Indenture Act.

(vi)     The Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Securities Act and, to the best of the knowledge and information of such counsel, no proceedings for a stop order have been instituted or threatened under Section 8(d) of the Securities Act.

(vii)     The Registration Statement (other than the financial statements and related notes thereto, other information and data of a financial, statistical or accounting nature and contained or omitted therein, and the Statement of Eligibility on Form T-1, as to which no opinion need be rendered) appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act.

(viii)     The issuance of the Notes by the Company will not conflict with or result in a breach of (a) the certificate of incorporation or by-laws of the Company, or (b) to such counsel’s knowledge, any New York law, statute, rule, regulation or order of any New York governmental agency or body having jurisdiction over the Company or any of its properties normally applicable to the offering and sale of debt securities.

(ix)     The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

A-1-1

EXHIBIT A-2

[Form of Opinion of General Counsel]

(i)     The Company has been incorporated in accordance with, and is validly existing as a corporation in good standing under, the laws of the State of Delaware.

(ii)     The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package, the Prospectus and the Registration Statement.

(iii)     The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification; and each wholly-owned subsidiary of the Company has been organized in accordance with, and is validly existing and in good standing under, the laws of its jurisdiction of incorporation.

(iv)     The Indenture has been authorized, executed and delivered by the Company.

(v)     The Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered) appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement, on the date of this Agreement or at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Disclosure Package as of the Initial Sale Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or at Closing Time, contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)     Each document, if any, filed pursuant to the Exchange Act (other than the financial statements included therein, as to which no opinion need be rendered) and incorporated by reference in the Disclosure Package or the Prospectus, appeared on its face to be appropriately responsive when so filed in all material respects with the Exchange Act.

(vii)     To the best of the knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be filed as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits to the Registration Statement.

A-2-1

(viii)     To the best of the knowledge and information of such counsel, there are no legal or governmental proceedings pending or threatened in writing against the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, other than those discussed therein, and the information set forth therein to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct; and

(ix)     The issuance of the Notes by the Company will not conflict with or result in a breach of (a) the certificate of incorporation or by-laws of the Company, (b) to such counsel’s knowledge, any law, statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties or (c) any of the terms, conditions or provisions of any agreement or instrument actually known to such counsel to which the Company or any of its subsidiaries is a party or constitute a default under any such agreement or instrument.

A-2-2

EXHIBIT B

MeadWestvaco Corporation

 Final Term Sheet

 August 17, 2009

Issuer:	MeadWestvaco Corporation
Size:	$250,000,000
Maturity:	September 1, 2019
Coupon (Interest Rate):	7.375% per annum from August 24, 2009
Yield to Maturity:	7.487%
Spread to Benchmark Treasury:	+400 basis points
Benchmark Treasury:	3.625% due August 15, 2019
Benchmark Treasury Price and Yield:	101-5 and 3.487%
Interest Payment Dates:	March 1 and September 1, beginning March 1, 2010
Redemption Provision:	Make-Whole Call: US Treasury + 60 basis points
Price to Public:	99.218%
Settlement Date:	August 24, 2009
Anticipated Ratings:	Ba1 / BBB
Tender Offer Consideration for 6.85% Notes	$1,040 per $1,000 principal amount of the 2012 Notes, with an
Due 2012:	early tender premium of $30 per $1,000 principal amount.

CUSIP:	583334AE7
Bookrunners:	Banc of America Securities LLC, Barclays Capital Inc., Citigroup
Global Markets Inc., UBS Securities LLC
Senior Co-Managers:	Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc.,
Wells Fargo Securities, LLC
Co-Managers:	BNY Mellon Capital Markets, LLC, RBS Securities Inc., SunTrust
Robinson Humphrey, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC can arrange to send you the prospectus if you request it by calling or e-mailing Banc of America Securities LLC at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com or calling Barclays Capital Inc. at 1-888-603-5847 or barclaysprospectus@broadridge.com or calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or calling UBS Securities LLC at 877-827-6444, Ext. 561-3884.

B-1